Exhibit T3A-12

In the Office of the Texas Certificate of Formation Section Article 1-Entity Name and Type The filing entity beg formed is a limited liability company. The name of the entity is: eProduction Solutions, LLC The name must contain the words "limited liability company,""limited company,"or an abbreviation of one of these phrases. Article 2 -Registered Agent and Registered Office (See instructions.Select and complete either A orB 1111d complete C.) lgJ A. The initial registered agent is an organization (cannot be entity nan1ed above) by the name of: C T Corporation System OR 0 B. The initial registered agent is an individual resident of the state whose name is set forth below: First Name Last Name Sujfu; M.l C. The business address of the registered agent and the registered office address is: TX 75201-4234 350 N. St. Paul Street, Suite 2900 Dallas Street Address City Article 3-Governing Authority State Zip Code {Select and complete either A orB and provide the name and address of each governing person.) 0 A. The limited liability company will have managers. The name and address of each initial lgJ B. The limited liability company will not have managers. The company will be governed by its members, and the name and address of each initial member are set forth below. manager are set forth below. · NAME (Enter lhe name of either an individual or an organization.but not both.) OR ADDRESS Form 205 4 TXOiiODOC -OIV09/2011 C TSystomOnliac GOVERNING PERSON 1 200 IFINDIVIDUAL First NameM.I. Last NameS!iffix IF ORGANIZATION Weatherford Artificial Lift Systems, Inc. OrgonfzaUon Nome 0 St. James PlaceHoustonTX USA77056 Street or Mailinf( AddressCity SrareCountn' Zip Code Form205 (Revised 05/11) Submit in duplicate to: Secretary of State P.O. Box 13697 Austin, TX 78711-3697 512 463-5555 FAX: 512 463-5709 Filin Fee: $300 This space reserved for office use. FILED Secretary of State of Limited Liability Company MAR 28 2013 Corporations

NAME (Enter the name of either an individual or an organization, but not botb.) ADDRESS NAME (Enter the name of either an individual or an organization, but not both.) ADDRESS Article 4-Purpose The purpose for which the company is formed is for the transaction of any and all lawful purposes for which a limited liability company may be organized under the Texas Business Organizations Code. Supplemental Provisions/Information Text Area: [The attached addendum, if any,is incorporated herein by reference.] Fonn 205 5 TXll61l80C'-001111912011 C T Systtm Onli"" The filing entity is being formed as a limited liability company under a plan of conversion.The name of the converting entity is eProduction Solutions, Inc. The address of the converting entity is 2000 St. James Place, Houston, TX 77056. The converting entity is a Texas corporation.The converting entity was incorporated in the State ofTexas on November 21, 2000. GOVERNING PERSON 3 IPINDIVIDUAL First NameM.L Last NameSuffix OR IF ORGANIZATION Organization Name Street or Mailing AddressCityStateCountry ZtpColk GOVERNING PERSON 2 IF INDIVIDUAL First NameM.l. Last NameSuffa OR IP ORGANIZATION Organi:ation Name Street or MailinJ! AddressCityStateCountry Zio Corle

I ! Organizer The name and address of the organizer: Pam Davis Name 2000 St. James Place Houston Texas 77056 Street or Mailing Address City State Zip Code Effectiveness of FlUng (Select either A, B, or C.) A. 0 This document becomes effective when the document is filed by the secretary of state. B. 18] This document becomes effective at a later date, which is not more than ninety (90) days from the date of signing. The delayed effective date is: March 31, 2013 at 11:50 p.m. Eastern Time C. 0This document takes effect upon the occurrence of the future event or fact, other than the passage of time. The 90th day after the date of signing is: The following event or fact will cause the document to take-e-f-fe-c-t -in-t-h-e-m-a-n-n-e-r d-e-s-cr-i-be-d-b-e-l-ow--: ----1! Execution The undersigned affirms that the person designated as registered agent has consented to the appointment. The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument and certifies under penalty of perjury that the undersigned is authorized to execute the filing instrument. Date: March 28, 2013 Signature of organizer Pam Davis Printedor typed name of organizer 6 Form2G5 TX060BOC • 0111091201I C T Sy=n Online